Exhibit 99.2

Ekso Bionics Announces Closing of $7.89 Million Registered Direct Offering

Priced At-The-Market Under Nasdaq Rules

RICHMOND, Calif., June 10, 2020 -- Ekso Bionics Holdings, Inc. (Nasdaq: EKSO) (the “Company”), an industry leader in exoskeleton technology for medical and industrial use, today announced the closing of its previously announced registered direct offering of 1,747,704 shares of its common stock at a purchase price of $4.5145 per share and the concurrent private placement of warrants to purchase up to 873,852 shares of its common stock issued to the accredited investors in the registered direct offering priced at-the-market under Nasdaq Rules, for aggregate gross proceeds of approximately $7.89 million. The warrants are immediately exercisable, have an exercise price of $5.18 per share and a term of five and one-half years from the issuance date.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares of common stock described above (but not the warrants or the shares of common stock underlying the warrants) were offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-218517), including an accompanying base prospectus, previously filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on June 16, 2017. The offering of the shares of common stock (but not the warrants or the shares of common stock underlying the warrants) was made only by means of a prospectus supplement to the base prospectus that forms a part of such registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering of the shares of common stock described above (but not the warrants or the shares of common stock underlying the warrants) were filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder. The offer and sale of the warrants and the shares of common stock underlying the warrants have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and the underlying shares of common stock may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

 About Ekso Bionics®

Ekso Bionics® is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance, and mobility across medical and industrial applications. Founded in 2005, the Company continues to build upon its industry-leading expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe. The Company is headquartered in the San Francisco Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com or follow @EksoBionics on Twitter.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the use of proceeds, and (ii) the assumptions underlying or relating to any statement described in point (i) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain adequate future financing or realize adequate revenue from the sale of its products and services (including due to the outbreak of COVID-19) to fund the Company’s operations and necessary to develop or enhance the Company’s technology, the significant length of time and resources associated with the development of the Company’s products, the Company’s failure to achieve broad market acceptance of the Company’s products, the failure of the Company’s sales and marketing efforts or of partners to market the Company’s products effectively, adverse results in future clinical studies of the Company’s medical device products, the failure of the Company to obtain or maintain patent protection for the Company’s technology, the failure of the Company to obtain or maintain regulatory approval to market the Company’s medical devices, lack of product diversification, existing or increased competition, disruptions in the Company’s supply chain due to the outbreak of the COVID-19 virus, adverse regulatory decisions related to the China JV and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. To learn more about Ekso Bionics please visit the Company’s website at www.eksobionics.com or refer to the Company’s Twitter page at @EksoBionics. The Company does not undertake to update these forward-looking statements, except as required by law.

Investor Contact:

David Carey

212-867-1768

investors@eksobionics.com